CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 27, 2025, relating to the financial statements and financial highlights of Holbrook Income Fund and Holbrook Structured Income Fund, each a series of Two Roads Shared Trust, which are included in Form N-CSR for the year ended April 30, 2025, and to the references to our firm under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Policies and Procedures for Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information. We also hereby consent to the reference to our firm in this Registration Statement on Form N-1A of Holbrook Total Return Fund, a series of Two Roads Shared Trust, under the header “Policies and Procedures for Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

August 26, 2025